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                                          EXHIBIT 21

                       Subsidiaries of Pomeroy Computer Resources, Inc.

                 Subsidiary                      State of Incorporation
                 _____________________           ______________________

                 Xenas Communications Corp.               Ohio

                 The subsidiary does business under
                   the name Envision.

                 Pomeroy Computer Leasing
                       Company, Inc.                    Kentucky

                 The subsidiary does business under the name
                   Pomeroy Computer Leasing Company, Inc.
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